EXHIBIT 10.33

                   MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING ("MOU") is made as of the ___ day of May 2001

BETWEEN:

          EPIC ENERGY INC.
          1410, 540 - 5th Avenue, SW
          Calgary, Alberta T2P 0M2
          (Hereinafter referred to as "Epic")

                        OF THE FIRST PART
AND:

          EUROGAS, INC.,
          Kartnerring 5-7/Top 3D
          1015 Vienna
          Austria

          (Hereinafter referred to as "Eurogas")

                       OF THE SECOND PART

WHEREAS:

A. Epic possesses oil and gas operations in Ukraine and has established the legal framework, operating procedures and governmental relationships in that young country necessary to manage the rapidly evolving regulations, politics, and socioeconomic conditions;

B. Eurogas is an established international natural resource company with mineral interests in Canada, Poland, Slovakia, Ukraine and Russia and seeks a qualified partner to provide operations services for its Ukraine interests;

C. Epic has exploration and development projects in Ukraine that have the technical and economic potential for near-term positive cash flow;

D. Eurogas desires to participate in certain projects owned by Epic in Ukraine through a joint-venture agreement and through an equity interest in Epic;

E. Eurogas desires to acquire up to 19.9% ownership interest in Epic and Eurogas understands that this process requires two stages of approval from the Canadian Venture Stock Exchange ("CDNX"), with the first stage being less than or equal to 5% ownership and the second stage being the difference of approximately 14.9%;

F. Epic and Eurogas both understand that if the CDNX approves the first stage this in no way infers or guarantees CDNX approval of the second stage;

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G.    Epic  desires to raise additional capital for  its  Ukraine projects and believes that this can be accomplished with a combination of cash plus Eurogas shares in exchange for Epic shares and an interest in certain of Epic's Ukraine projects, held by its wholly-owned subsidiary, HHO Ltd.;

H. The basic terms of this MOU were negotiated by the legal representatives of HHO and Eurogas in Vienna, Austria during a series of meetings in February, 2001;

I. The parties have entered into this legally-binding MOU to confirm their commitment to the achievement of stated objectives, all of which is contingent upon initially obtaining approval from the CDNX;

J. The parties intend that the MOU will result in several final Agreements between the parties and/or their subsidiaries or affiliates relating to exchange of equity interests ("stock swap"), joint-ventures on Epic's Ukrainian projects; and operations services on Eurogas' Ukrainian projects.


NOW THEREFORE the parties hereto acknowledge and agree as follows:

ARTICLE 1 - STAGE ONE EQUITY PARTICIPATION BETWEEN THE PARTIES

1.1. Eurogas shall acquire a 5% equity ownership interest in Epic by purchasing freetrading Epic common shares from 783233 Alberta Ltd. ("783233"), a privately held company, with cash at a price of C$0.10 per share. Based upon the current outstanding shares of Epic, this would equal 3,287,219 shares for an aggregate purchase price of C$328,722.

1.2.   This  transaction  would  close  concurrently   with   the
transactions described in Article 2 below.

ARTICLE 2 - JOINT VENTURE IN CERTAIN UKRAINIAN PROJECTS

2.1. Eurogas shall provide a $1 million project loan @ 15% Annual
Percentage Rate ("APR") to HHO Ltd. ("HHO"), a wholly-owned subsidiary of Epic, to enhance its Ukraine shallow oil projects and improve cash flow.

2.2. HHO shall provide Eurogas with a lien on HHO's hard assets (drilling rigs, equipment) and shall make monthly payments of $35,000 for a 3-year payback.

2.3. HHO and Eurogas shall structure this "investment" so that Eurogas can announce participation in the cash flow from the Ukraine projects.

2.4. Eurogas shall invest $1,000,000 cash (placed initially in a trust account prior to drilling) in the Uzunlarskaya drilling prospect (the "Project"), earning 50% of HHO's interest in the first well.

2.4.1.  Eurogas  shall  earn  the  right  to   continue   to
participate in the Project, and its oil and gas trend play if it is so determined to exist, on a 60% for 50% basis until hydrocarbon production, thereafter on a 50:50 basis.

2.4.2.  If,  in the event that, Eurogas chooses  to  go  "non-
consent"  in HHO's cntinuing development of the Project, Eurogas'
interest   shall  be  diluted  proportionately  with   additional
financial expenditures on the Project.

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2.4.3.  In  the  event of non-consent, Eurogas shall  have  12 months  from  the  date of non-consent to  "back-in"  at  a  300%
penalty.

ARTICLE 3 - OPERATIONS SERVICES

3.1. HHO shall provide, under a service contract, operations services for Eurogas' Ukraine projects.

3.2. After approval of an operations services budget Eurogas shall establish a special bank account maintaining 3 months' payments as retainer of services.

3.3. Services shall include negotiations of extensions to existing licenses and possible re-instatement where licenses may have expired; exploration, development and production operations as agreed; and, coordination with participating Ukrainian entities.

ARTICLE 4 - STAGE TWO EQUITY PARTICIPATION BETWEEN THE PARTIES

4.1. The transaction will involve a series of intermediate steps concerning 783233, a privately held company in which is held a large block of escrowed Epic shares.

4.2. Subsequent to final due-diligence by both parties and final approval from CDNX, which cannot be guaranteed, Eurogas shall purchase such number of shares of783233 determined by 4.3 below in exchange for Eurogas shares in thenumbers determined by 4.3 below and shall concurrently sell its shares of 783233 to Epic in exchange for an equal number of newly issued treasury shares of Epic, such that Eurogas shall own 19.9% of Epic's common shares.

4.3. Eurogas' share value (10-day moving average preceding the date of closing) and Epic's share value (10-day moving average preceding the date of closing or minimum 10 cents CDN) will be used to calculate the stock-swap according to CDNX rules.

4.4. Eurogas' principals and Epic's principals shall sign a shareholders' pooling agreement to jointly vote their shares, according to the relevant securities commissions' rules.

4.5. Epic, with assistance from certain Eurogas principals, shall immediately apply for listing on the German stock exchanges where there is much closer interest in Ukrainian oil and gas project.

ARTICLE 5 - TIMETABLE

5.1. The parties agree that time is of the essence and each party hereby confirms and acknowledges that they desire each objective of this MOU to proceed as expeditiously as is possible.

5.2. Correspondingly, each party agrees to complete its due diligence concerning the other party as part of its fiduciary responsibility to its shareholders within thirty (30) days of the signing of this MOU.

5.3.   Both   parties  acknowledge  that  the  final   agreements
identified   and  proposed  under  this  MOU  will  require   the
ratification by the respective Boards of Directors of each party.

ARTICLE 6 - COSTS

6.1. Whether the process contemplated by this MOU proceeds or is terminated by Epic or Eurogas, each party will be responsible for its own costs and expenses.


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ARTICLE 7 - GENERAL

7.1.  Notice: All notices required or permitted by this  MOU
shall  be  in  writing  and   delivered  or  sent  by  telecopier
(facsimile) to:

     (a) in the case of Epic, to it at:

     Address:

          Epic Energy Inc.
          1410, 540 - 5th Avenue, SW
          Calgary, AB T2P 0M2
          Canada

     Attention: Mr. Ronald K. Cormick, CEO & President

     Fax No.: +1-403-543-5675

(b) in the case of Eurogas, Inc., to it at:

     Address:

     Eurogas, Inc.
     Kartnerring 5-7/Top 3D
     1015 Vienna
     Austria

     Attention: Mr. Wolfgang Rauball, Chairman

Fax No.: +43-1-513-9405

or at such other address or fax numbers of which the addressee may from time to time have notified the addressor. A notice shall be deemed to have been sent and received on the day it is delivered or on the day on which transmission is confirmed, if telecopier. If such day is not a business day or if the notice is received after ordinary office hours (time of place of receipt), the notice shall be deemed to have been sent and received on the next business day.

7.2. Counterparts This MOU may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, and notwithstanding the date of execution shall be deemed to bear date as of the date first written above on this MOU.

7.3.  Entirety  This MOU is the entire agreement of  the  Parties
with   respect  to  the  subject  matter  contained  herein   and
supersedes all prior understandings and negotiations of the Parties.

7.4.  Currency  All amounts expressed in this  MOU  are  in  U.S.
currency except where otherwise stated.

7.5. Assignment No party hereto shall assign its rights or obligations hereunder without the prior written consent of all parties hereto, such consent shall not be unreasonably withheld.


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7.6. Originals Any fully executed copy of this MOU transmitted by telefax between the parties hereto shall be deemed an original document for all purposes.

IN WITNESS WHEREOF the parties hereto have each executed this Memorandum of Understanding by persons properly authorized in that behalf as of the date first above mentioned.


EPIC ENERGY INC.

Per:


_______________________________C/S
Ronald K. Cormick, CEO & President


EUROGAS, INC.
Per:
_______________________________C/S
Wolfgang Rauball, Chairman